Exhibit 10.4

ADDENDUM NO. 2 TO EMPLOYMENT AGREEMENT

OF

RONALD BORETA

     In consideration of the mutual agreements set forth herein, the parties to the attached Employment Agreement executed on August 25, 1994, agree to the following changes:

1. Section 1.1 is hereby amended to read as follows:

     "Section 1.1 Specified Period. Employer hereby employs Employee and Employee hereby accepts employment with Employer for a period terminating on May 31, 2012."

2. Section 4.1 is hereby amended to read as follows: "Section 4.1 Annual Salary.

     (a) As compensation for the services to be performed hereunder, Employee shall receive a base salary at the rate of $120,000 per annum, payable not less than monthly during the employment term.

     (b) Employee shall receive such annual increases in base salary as may be determined by Employer's Board of Directors in its sole discretion.

Agreed to on this 15th day of June, 2009.

ALL-AMERICAN SPORTPARK, INC.

/s/ Ronald Boreta	By: /s/ Vaso Boreta
Ronald Boreta	Vaso Boreta, Chairman of the Board